UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECUITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Principal Exchange-Traded Funds
(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

711 High Street, Des Moines, Iowa	50392
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to
Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which	(I.R.S. Employer
to be so Registered:	Each Class is to be so Registered:	Identification No.)
Principal Investment Grade Corporate Active ETF	NYSE Arca, Inc.	82-4118692
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act
and is effective pursuant to General Instruction A.(c), please check to following box.    [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    [ ]
Securities Act registration statement file number to which this form relates:    333-201935; 811-23029
Securities to be registered pursuant to Section 12(g) of the Act:    NONE
Item 1.    Description of Registrant's Securities to be Registered.
A description of the shares of beneficial interest, no par value, of the Principal Investment Grade Corporate Active ETF, a separate series of Principal Exchange-Traded Funds (the "Trust) to be registered hereunder is set forth in Post-Effective Amendment No. 64 to the Trust's Registration Statement on Form N-1A (File Nos. 333-201935; 811-23029), as filed on April 13, 2018, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.
Item 2.    Exhibits

1.
The Trust's Agreement and Declaration of Trust is included as Exhibit (a)(ii) to the Trust's Registration Statement on Form N-1A (File Nos. 333-201935; 811-23029), as filed on February 6, 2015, and incorporated herein by reference.

2.
The Trust's By-Laws are included as Exhibit (b) to the Trust's Registration Statement on Form N-1A (File Nos. 333-201935; 811-23029), as filed on February 24, 2016, and incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
PRINCIPAL EXCHANGE-TRADED FUNDS

	By	/s/ Michael J. Beer
Date: April 16, 2018		Name: Michael J. Beer
Title: President & Chief Executive Officer